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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


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

                              Trex Company, Inc.
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             (Exact name of registant as specified in its charter)
        Delaware                                                 54-1910453
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(State of incorporation or organization)         (I.R.S. Employer Identification No.)


20 South Cameron Street, Winchester, Virginia                           22601
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   (Address or principal executive offices)                           (Zip Code)
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Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                          Name of exchange on which
      to be registered                            each class is to be registered


Common Stock ($.01 par value per share)           New York Stock Exchange, Inc.
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        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

        Securities Act registration statement file number to which this form relates: 333-63287 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
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(Title of class)


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Item 1.  Description

    Information concerning the Common Stock ($.01 par value per share) to be registered hereunder was filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as part of the Company's Registration Statement on Form S-1 (File No. 333-63287), which is incorporated herein by this reference. See the section captioned "Description of Capital Stock" in the Prospectus forming a part of the Registration Statement on Form S-1.

Item 2.  Exhibits

       2.1 The Company's Registration Statement on Form S-1, as amended from time to time (File No. 333-63287).

      *2.2  The Company's Restated Certificate of Incorporation.

      *2.3  The Company's Amended and Restated Bylaws.

      *2.4  Specimen of the Company's Common Stock Certificate.

* To be filed by amendment.

                                   SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      TREX COMPANY, INC.



                                   By: /s/ Anthony J. Cavanna
                                      -----------------------------------------
                                      Anthony J. Cavanna
                                      Senior Vice President and Chief Financial
                                        Officer


Date: November 25, 1998
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